SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     FIRST TRUST EXCHANGE-TRADED FUND VIII
           ---------------------------------------------------------

             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                           See Exhibit 1
----------------------------------------  ------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

 120 East Liberty Drive, Suite 400,                       60187
           Wheaton, Illinois
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(Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED


   Common Shares of Beneficial Interest,                 NYSE Arca.
        $0.01 par value per share,
                    of
   First Trust Active Factor Large Cap ETF


   Common Shares of Beneficial Interest,                 NYSE Arca.
        $0.01 par value per share,
                    of
   First Trust Active Factor Mid Cap ETF


   Common Shares of Beneficial Interest,                 NYSE Arca.
        $0.01 par value per share,
                    of
   First Trust Active Factor Small Cap ETF


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- [ ]

Securities Act registration statement file number to which this form relates:
333-210186.


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of First Trust Active Factor Large Cap ETF, First Trust Active Factor Mid Cap ETF and First Trust Active Factor Small Cap ETF, (the "Funds"), each a series of First Trust Exchange-Traded Fund VIII (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Prospectuses, which are a part of the Registration Statements on Form N-1A (Registration Nos. 333-210186 and 811-23147), filed with the Securities and Exchange Commission on November 26, 2019. Such description is incorporated by reference herein.


ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.


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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED FUND VIII

                                      By: /s/ W. Scott Jardine
                                          -------------------------------------
                                          W. Scott Jardine, Secretary

December 3, 2019


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                                     Exhibit 1

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                 FUND                       I.R.S. EMPLOYER IDENTIFICATION NO.
-----------------------------------------   ----------------------------------
First Trust Active Factor Large Cap ETF                84-2720149
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First Trust Active Factor Mid Cap ETF                  84-2733056
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First Trust Active Factor Small Cap ETF                84-2748235
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